Filed Pursuant to Rule 433
                                                         File No.: 333-127620-16





IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed
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consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration
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You may get these documents for free by visiting EDGAR on the SEC website at
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IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE
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DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF
THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Goldman Sachs                           GSAMP 06-HE1; GSAMP 06-HE1; GSAMP 06-HE1

===============================================================================

Summary

Scheduled Principal Balance:  $971,602,117
Number of Mortgage Loans: 6,187
Average Scheduled Principal Balance: $157,039
Weighted Average Gross Coupon: 7.653%
Weighted Average Net Coupon: 7.153%
Weighted Average Current FICO Score: 633
Weighted Average Original LTV Ratio: 79.70%
Weighted Average Combined Original LTV Ratio:  82.37%
Weighted Average Stated Remaining Term (months): 351
Weighted Average Seasoning(months): 3
Weighted Average Months to Roll: 23
Weighted Average Gross Margin: 6.10%
Weighted Average Initial Rate Cap: 2.87%
Weighted Average Periodic Rate Cap: 1.08%
Weighted Average Gross Maximum Lifetime Rate: 13.85%
Weighted Average Percentage of Loans with Silent Seconds: 44.63%
Weighted Average Back-Debt to Income Ratio: 42.04%
Weighted Average Percentage of Loans with Mortgage Insurance:  0.00%



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
Current Principal        of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Balance                 Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
$1 - $50,000             553    $ 18,611,076       1.92%      10.182%    630      $ 33,655     93.44%    94.50%     67.32%    97.55%
$50,001 - $75,000        767      48,522,804       4.99       8.844      622        63,263     84.41     90.13      62.50     91.72
$75,001 - $100,000       863      76,127,603       7.84       8.218      623        88,213     82.78     90.56      62.26     92.13
$100,001 - $125,000      827      92,939,319       9.57       7.915      625       112,381     82.86     91.26      61.55     93.18
$125,001 - $150,000      706      97,042,654       9.99       7.755      630       137,454     81.58     90.22      58.41     92.24
$150,001 - $200,000      858     149,416,540      15.38       7.567      630       174,145     81.57     89.16      53.18     92.59
$200,001 - $250,000      578     129,336,910      13.31       7.528      632       223,766     82.18     89.98      45.64     94.59
$250,001 - $300,000      372     102,093,979      10.51       7.317      637       274,446     82.05     90.16      34.97     94.01
$300,001 - $350,000      272      87,635,948       9.02       7.307      633       322,191     82.67     91.12      32.81     95.97
$350,001 - $400,000      177      65,701,932       6.76       7.265      641       371,197     82.10     90.89      26.31     93.74
$400,001 - $450,000       83      35,235,374       3.63       7.101      643       424,523     82.17     90.04      38.37     98.85
$450,001 - $500,000       68      32,636,991       3.36       7.061      648       479,956     81.97     90.20      37.38     98.49
$500,001 - $550,000       31      16,208,214       1.67       6.895      649       522,846     78.67     86.54      48.40    100.00
$550,001 - $600,000       17       9,759,502       1.00       7.189      656       574,088     81.72     91.66      35.45    100.00
$600,001 - $650,000        5       3,096,695       0.32       7.011      634       619,339     83.23     88.48      59.64    100.00
$650,001 - $700,000        6       4,022,197       0.41       6.924      693       670,366     78.36     88.37       0.00    100.00
$700,001 & Above           4       3,214,379       0.33       6.968      673       803,595     72.37     81.44      30.33    100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------


                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Current Rate            Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.00 - 4.99                2    $    588,378       0.06%      4.772%     625      $294,189     80.00%    98.63%      0.00%   100.00%
5.00 - 5.49               15       4,584,584       0.47       5.335      648       305,639     77.93     84.49      86.04     93.46
5.50 - 5.99              137      34,099,523       3.51       5.843      659       248,902     80.76     91.38      69.34     98.55
6.00 - 6.49              352      81,110,026       8.35       6.268      654       230,426     79.49     90.59      62.47     98.51
6.50 - 6.99              896     184,103,893      18.95       6.764      642       205,473     79.70     89.90      52.31     96.90
7.00 - 7.49              884     159,003,550      16.37       7.245      635       179,868     80.68     90.40      46.66     95.64
7.50 - 7.99            1,200     208,145,715      21.42       7.735      635       173,455     81.61     89.65      37.13     93.41
8.00 - 8.49              729     107,988,996      11.11       8.221      621       148,133     82.99     90.38      40.70     90.60
8.50 - 8.99              655      82,612,177       8.50       8.725      613       126,125     85.70     89.14      43.81     88.34
9.00 & Above           1,317     109,365,275      11.26       9.921      611        83,041     90.52     92.08      53.05     91.85
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Credit Score            Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
740 & Above              175    $ 31,690,164       3.26%      7.356%     764      $181,087     85.20%    93.55%     33.97%    70.84%
720 - 739                124      23,560,617       2.42       7.339      729       190,005     85.68     95.62      29.06     85.78
700 - 719                230      41,206,393       4.24       7.278      708       179,158     83.57     93.07      25.81     88.66
680 - 699                328      56,612,023       5.83       7.244      688       172,598     82.64     90.96      26.53     89.33
660 - 679                552      93,722,101       9.65       7.367      669       169,786     82.59     91.89      37.98     91.02
640 - 659                855     140,863,484      14.50       7.470      649       164,753     82.10     91.09      34.69     93.37
620 - 639              1,174     186,902,928      19.24       7.605      629       159,202     82.12     91.67      39.06     95.64
600 - 619              1,144     170,527,176      17.55       7.690      610       149,062     82.39     90.52      53.60     97.34
580 - 599                872     117,820,739      12.13       7.873      589       135,116     82.43     89.34      73.81     97.99
560 - 579                387      53,913,152       5.55       8.389      569       139,310     82.06     84.78      79.47     99.34
540 - 559                205      32,957,455       3.39       8.353      549       160,768     81.05     81.43      77.74     98.65
520 - 539                 90      14,495,309       1.49       8.650      529       161,059     79.27     79.63      77.85     99.51
500 - 519                 50       7,027,360       0.72       8.693      511       140,547     72.99     73.30      72.01     99.22
1 - 499                    1         303,215       0.03       8.630      487       303,215     78.08     78.08      100.00   100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Lien                    Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
1                      5,503    $939,019,615      96.65%      7.555%     632      $170,638     81.78%    89.93%     47.83%    93.95%
2                        684      32,582,502       3.35       10.483     650        47,635     99.57     99.57      46.19     99.36
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Combined Original LTV   Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00             128    $ 17,826,022       1.83%      7.348%     606      $139,266     48.67%    48.91%     63.77%    97.56%
60.01 - 70.00            166      29,641,215       3.05       7.327      612       178,562     66.36     67.07      49.66     94.50
70.01 - 80.00          3,631     610,249,682      62.81       7.364      636       168,067     79.55     91.88      42.30     96.50
80.01 - 85.00            379      71,592,391       7.37       7.673      613       188,898     84.24     85.12      52.75     89.82
85.01 - 90.00            697     131,025,702      13.49       7.909      626       187,985     89.58     89.87      53.00     89.70
90.01 - 95.00            268      42,190,222       4.34       8.443      625       157,426     94.58     94.59      67.77     89.01
95.01 - 100.00           918      69,076,883       7.11       9.438      655        75,247     99.88     99.89      63.96     88.09
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                               Jan 17, 2006 20:04                   Page 1 of 4

Goldman Sachs                           GSAMP 06-HE1; GSAMP 06-HE1; GSAMP 06-HE1

===============================================================================


                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
Combined LTV with        of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Silent2nds              Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00             127    $ 17,754,211       1.83%      7.350%     606      $139,797     48.62%    48.70%     63.63%    97.55%
60.01 - 70.00            161      28,062,881       2.89       7.366      611       174,304     66.27     66.30      48.98     94.19
70.01 - 80.00          1,421     224,246,540      23.08       7.570      624       157,809     78.93     79.00      47.18     93.77
80.01 - 85.00            357      67,264,327       6.92       7.650      613       188,415     84.04     84.22      55.88     89.00
85.01 - 90.00            719     139,045,973      14.31       7.847      627       193,388     88.68     89.60      50.23     90.10
90.01 - 95.00            365      61,404,412       6.32       8.146      628       168,231     90.44     94.38      58.97     91.31
95.01 - 100.00         3,037     433,823,774      44.65       7.596      645       142,846     83.16     99.88      43.73     96.65
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Original LTV            Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.01 - 60.00             811    $ 50,385,541       5.19%      9.373%     634      $ 62,128     81.59%    81.68%     52.43%    98.72%
60.01 - 70.00            166      29,641,215       3.05       7.327      612       178,562     66.36     67.07      49.66     94.50
70.01 - 80.00          3,630     610,217,295      62.81       7.364      636       168,104     79.55     91.88      42.30     96.50
80.01 - 85.00            378      71,577,447       7.37       7.672      613       189,358     84.24     85.12      52.74     89.82
85.01 - 90.00            690     130,670,159      13.45       7.903      626       189,377     89.58     89.87      53.01     89.67
90.01 - 95.00            244      41,193,592       4.24       8.396      625       168,826     94.58     94.58      68.17     88.84
95.01 - 100.00           268      37,916,868       3.90       8.575      658       141,481     99.85     99.87      78.67     78.76
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Documentation           Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
FULL DOC               3,380    $464,209,228      47.78%      7.570%     617      $137,340     83.04%    89.59%     100.00%   94.33%
LIMITED                  117      22,063,915       2.27       7.608      637       188,580     83.32     91.22       0.00     80.04
STATED                 2,654     479,632,165      49.37       7.731      647       180,720     81.71     90.92       0.00     94.61
NO DOC                    36       5,696,809       0.59       8.079      683       158,245     80.93     83.93       0.00     91.63
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Purpose                 Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
PURCHASE               3,975    $591,210,879      60.85%      7.701%     641      $148,732     82.97%    93.62%     40.86%    92.98%
CASHOUT REFI           1,754     305,511,728      31.44       7.613      619       174,180     81.42     84.35      58.07     95.85
RATE/TERM REFI           458      74,879,510       7.71       7.442      624       163,492     81.56     87.74      60.36     96.17
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Occupancy               Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
OWNER OCCUPIED         5,789    $914,552,292      94.13%      7.626%     630      $157,981     82.14%    90.36%     47.88%   100.00%
NON-OWNER OCCUPIED       270      36,850,621       3.79       8.245      678       136,484     86.07     86.74      41.05      0.00
SECOND HOME              128      20,199,203       2.08       7.817      669       157,806     86.18     91.59      55.42      0.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Property Type           Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
SINGLE FAMILY          4,675    $699,405,799      71.98%      7.670%     629      $149,606     82.48%    90.23%     50.73%    95.78%
PUD                      886     155,342,609      15.99       7.586      633       175,330     81.55     89.95      46.94     91.22
2 FAMILY                 225      48,333,386       4.97       7.539      658       214,815     82.25     89.84      24.12     88.07
CONDO                    314      48,258,033       4.97       7.726      647       153,688     84.04     91.82      40.16     88.06
3-4 FAMILY                76      19,204,688       1.98       7.647      670       252,693     81.23     90.83      26.76     87.76
TOWNHOUSE                  6         549,138       0.06       9.031      606        91,523     79.25     79.25       9.79    100.00
CONDO HI-RISE              5         508,463       0.05       8.216      622       101,693     83.75     100.00     52.86    100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
State                   Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
CA                       639    $176,167,445      18.13%      7.090%     641      $275,692     81.44%    90.42%     33.71%    98.17%
IL                       491      95,860,886       9.87       7.435      638       195,236     82.26     90.19      34.44     93.11
FL                       417      74,567,716       7.67       7.642      639       178,819     81.47     87.52      39.26     85.77
TX                       725      74,262,355       7.64       7.946      626       102,431     82.62     91.29      52.10     93.93
GA                       418      56,755,991       5.84       7.841      632       135,780     82.72     91.53      57.06     87.91
MI                       394      41,233,991       4.24       8.335      620       104,655     84.09     91.66      61.03     93.82
AZ                       191      31,822,473       3.28       7.618      629       166,610     82.52     88.19      51.00     95.44
MN                       184      30,887,162       3.18       7.443      630       167,865     82.10     92.27      49.01     94.93
OH                       262      28,821,285       2.97       7.789      625       110,005     84.16     92.24      66.48     95.21
TN                       249      25,643,310       2.64       8.149      623       102,985     83.57     91.51      58.32     92.95
Other                  2,217     335,579,503      34.54       7.807      630       151,366     82.54     89.92      53.87     95.09
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Zip                     Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
60639                     20    $  5,246,361       0.54%      7.307%     647      $262,318     82.17%    90.97%     33.44%    85.00%
60651                     14       2,974,800       0.31       7.215      672       212,486     83.69     89.17      27.80    100.00
85242                     17       2,813,005       0.29       7.921      625       165,471     84.21     91.98      52.94     91.11
94565                      7       2,343,672       0.24       6.988      649       334,810     80.57     90.14      54.33     78.38
95757                      7       2,106,242       0.22       6.900      679       300,892     82.17     95.01      57.71    100.00
92879                      6       2,085,178       0.21       6.710      670       347,530     85.06     92.64       0.00    100.00
60630                      7       2,074,416       0.21       7.624      650       296,345     84.40     89.89       0.00    100.00
95961                     10       2,060,556       0.21       6.381      675       206,056     82.34     95.00      45.70    100.00
01841                      8       2,005,951       0.21       7.212      686       250,744     79.55     91.90      19.54    100.00
60544                      8       1,978,940       0.20       6.883      623       247,368     79.24     92.15      30.42    100.00
Other                  6,083     945,912,997      97.36       7.667      632       155,501     82.37     90.21      48.18     94.13
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                               Jan 17, 2006 20:04                   Page 2 of 4

Goldman Sachs                           GSAMP 06-HE1; GSAMP 06-HE1; GSAMP 06-HE1

===============================================================================


                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
Remaining Months         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
to Maturity             Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
1 - 180                  598    $ 32,044,116       3.30%      10.126%    649      $ 53,585     96.09%    96.50%     45.08%    98.00%
181 - 240                 75       3,009,650       0.31       9.678      640        40,129     96.92     96.92      78.70    100.00
241 - 360              5,508     935,579,570      96.29       7.562      632       169,858     81.85     90.01      47.72     93.97
361 >=                     6         968,780       0.10       7.322      609       161,463     88.57     94.44      100.00   100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Amortization Type       Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
1 MO ARM                   1    $    112,507       0.01%      6.750%     601      $112,507     80.00%    100.00%    100.00%  100.00%
1 MO ARM IO                1         109,550       0.01       8.050      595       109,550     80.00     100.00     100.00   100.00
10 YR FIXED                3         248,898       0.03       8.114      616        82,966     63.66     63.66      100.00    66.26
15 YR FIXED               68       4,603,298       0.47       8.626      634        67,696     80.49     81.46      56.06     90.54
15 YR FIXED IO             3         224,700       0.02       8.037      647        74,900     75.12     75.12      100.00   100.00
2 YR ARM               2,496     374,185,785      38.51       7.833      614       149,914     82.40     88.61      49.36     93.25
2 YR ARM IO            1,255     289,756,286      29.82       7.243      650       230,882     81.59     93.24      37.78     94.72
20 YR FIXED               75       3,009,650       0.31       9.678      640        40,129     96.92     96.92      78.70    100.00
25 YR FIXED                1          44,912       0.00       10.900     591        44,912     90.00     90.00      100.00   100.00
3 YR ARM                 435      72,860,275       7.50       7.768      626       167,495     82.62     89.30      43.86     91.52
3 YR ARM IO              290      58,991,453       6.07       7.213      647       203,419     82.15     91.71      58.93     95.47
30 YR FIXED              853     105,280,018      10.84       7.696      635       123,423     80.20     85.62      65.40     95.07
30 YR FIXED IO            59      11,025,499       1.13       7.076      657       186,873     79.30     89.08      67.54     94.98
40 YR FIXED                5         679,003       0.07       7.464      611       135,801     88.86     97.24      100.00   100.00
5 YR ARM                  31       5,371,569       0.55       7.138      651       173,276     81.82     86.89      46.88     90.71
5 YR ARM IO               39       8,182,618       0.84       7.117      666       209,811     81.42     90.90      52.20     98.34
6 MO ARM                  32       7,183,388       0.74       6.768      622       224,481     82.71     95.19       4.47     95.61
FIXED BALLOON 25/15        1          94,141       0.01       7.950      625        94,141     80.00     100.00      0.00    100.00
FIXED BALLOON 30/15      523      26,873,078       2.77       10.427     652        51,383     99.29     99.55      42.39     99.55
FIXED BALLOON 40/30       16       2,765,486       0.28       7.428      620       172,843     80.98     84.04      78.39     88.36
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Initial Periodic Cap    Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                1,607    $154,848,685      15.94%      8.188%     639      $ 96,359     83.80%    88.36%     62.00%    95.67%
0.51 - 1.00               32       7,183,388       0.74       6.768      622       224,481     82.71     95.19       4.47     95.61
1.01 - 1.50              320      54,344,199       5.59       7.950      618       169,826     81.90     86.67      65.80     93.58
1.51 - 2.00               55      10,360,544       1.07       7.678      639       188,374     83.32     95.18      41.04     92.16
2.01 - 2.50                1         136,644       0.01       6.750      614       136,644     68.50     68.50      100.00   100.00
2.51 - 3.00            4,162     743,032,858      76.48       7.528      632       178,528     82.10     90.80      44.07     93.88
3.01 >=                   10       1,695,798       0.17       7.925      654       169,580     81.78     90.03      18.72     84.64
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Periodic Cap            Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00                1,607    $154,848,685      15.94%      8.188%     639      $ 96,359     83.80%    88.36%     62.00%    95.67%
0.51 - 1.00            3,849     690,242,225      71.04       7.552      632       179,330     82.18     90.72      43.22     93.41
1.01 - 1.50              730     126,035,257      12.97       7.553      628       172,651     81.68     90.00      55.43     96.15
1.51 - 2.00                1         475,950       0.05       7.500      782       475,950     79.99     100.00      0.00    100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Months to Rate Reset    Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0                   1,607    $154,848,685      15.94%      8.188%     639      $ 96,359     83.80%    88.36%     62.00%    95.67%
1 - 12                    35       7,464,858       0.77       6.794      621       213,282     82.61     95.22       8.07     95.77
13 - 24                3,750     663,882,658      68.33       7.575      630       177,035     82.05     90.63      44.30     93.89
25 - 36                  725     131,851,728      13.57       7.520      636       181,864     82.41     90.38      50.60     93.29
49 >=                     70      13,554,187       1.40       7.125      660       193,631     81.58     89.31      50.09     95.32
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Life Maximum Rate       Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
9.00 & Below           1,608    $154,935,457      15.95%      8.189%     639      $ 96,353     83.80%    88.36%     61.96%    95.62%
9.01 - 9.50                2         262,575       0.03       7.885      608       131,288     79.46     79.46      34.59    100.00
9.51 - 10.00               1         147,700       0.02       6.600      629       147,700     79.41     94.97      100.00   100.00
10.01 - 10.50             94      18,790,611       1.93       7.459      630       199,900     81.95     81.97      65.16     87.54
10.51 - 11.00             26       5,270,650       0.54       7.833      603       202,717     82.45     83.47      57.59     89.57
11.01 - 11.50              6       2,357,472       0.24       6.084      648       392,912     82.39     88.92      52.41    100.00
11.51 - 12.00             55      15,598,029       1.61       5.951      652       283,601     80.88     93.10      66.24     95.61
12.01 - 12.50            184      45,155,035       4.65       6.262      654       245,408     78.93     90.75      60.01     99.34
12.51 - 13.00            495     107,390,473      11.05       6.626      644       216,950     80.43     90.78      55.77     96.76
13.01 - 13.50            564     113,321,134      11.66       6.995      639       200,924     80.68     91.13      50.32     95.41
13.51 - 14.00            888     168,477,341      17.34       7.423      638       189,727     81.31     91.44      35.63     93.86
14.01 - 14.50            644     113,499,811      11.68       7.736      627       176,242     82.07     91.23      34.00     93.96
14.51 - 15.00            627     102,439,146      10.54       8.160      625       163,380     84.21     90.43      39.25     91.79
15.01 & Above            993     123,956,683      12.76       9.066      604       124,830     85.54     89.75      47.01     90.24
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------


This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.

                               Jan 17, 2006 20:04                   Page 3 of 4

Goldman Sachs                           GSAMP 06-HE1; GSAMP 06-HE1; GSAMP 06-HE1

===============================================================================


                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Margin                  Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
0.99 & Below           1,607    $154,848,685      15.94%      8.188%     639      $ 96,359     83.80%    88.36%     62.00%    95.67%
1.00 - 1.49                2         332,808       0.03       7.978      551       166,404     80.00     87.81      100.00   100.00
1.50 - 1.99                2         691,298       0.07       5.650      711       345,649     87.99     87.99      59.60    100.00
2.00 - 2.49                4       1,230,150       0.13       6.886      692       307,538     81.09     98.90      61.31    100.00
2.50 - 2.99                5       1,187,314       0.12       6.603      701       237,463     90.52     94.23      79.42    100.00
3.00 - 3.49               15       3,863,323       0.40       6.525      655       257,555     83.15     91.91      48.95    100.00
3.50 - 3.99              112      23,337,292       2.40       6.432      640       208,369     80.43     90.67      55.19     99.45
4.00 - 4.49              154      35,430,880       3.65       6.412      650       230,071     80.79     89.12      52.15     96.37
4.50 - 4.99              230      53,523,129       5.51       6.617      643       232,709     79.82     91.69      43.02     96.77
5.00 - 5.49              465      97,233,985      10.01       6.808      641       209,105     80.56     92.07      44.03     97.41
5.50 - 5.99              810     158,622,559      16.33       7.169      636       195,830     81.29     91.32      46.45     95.97
6.00 - 6.49              798     142,994,829      14.72       7.578      629       179,192     81.69     89.35      50.24     94.04
6.50 - 6.99              818     139,968,960      14.41       7.941      628       171,111     82.41     90.12      35.84     92.49
7.00 - 7.49              483      70,389,181       7.24       8.409      623       145,733     83.87     91.30      37.52     89.49
7.50 - 7.99              364      49,022,206       5.05       8.794      613       134,676     84.90     89.30      43.42     87.35
8.00 - 8.49              185      22,058,614       2.27       9.263      603       119,236     87.70     89.93      60.78     82.86
8.50 - 8.99              102      12,861,179       1.32       9.837      600       126,090     88.05     89.95      51.77     87.11
9.00 - 9.49               25       3,444,189       0.35       9.939      586       137,768     88.28     92.01      82.30     98.11
9.50 - 9.99                5         443,788       0.05       10.446     643        88,758     95.21     100.00     63.65     63.65
10.00 - 10.49              1         117,750       0.01       10.500     536       117,750     75.00     95.00      100.00   100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Interest Only           Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
N                      4,540    $603,312,011      62.09%      7.911%     622      $132,888     82.84%    88.69%     51.04%    93.64%
Y                      1,647     368,290,106      37.91       7.231      650       223,613     81.61     92.81      42.43     94.93
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Interest Only Term      Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
  0                    4,540    $603,312,011      62.09%      7.911%     622      $132,888     82.84%    88.69%     51.04%    93.64%
 24                      217      48,950,570       5.04       7.022      642       225,579     82.10     94.49      41.02     99.49
 36                       84      19,934,976       2.05       6.881      652       237,321     82.80     93.02      48.89    100.00
 60                    1,322     293,397,100      30.20       7.293      651       221,934     81.41     92.45      42.30     93.85
120                       24       6,007,460       0.62       7.083      657       250,311     83.30     96.10      38.90     93.81
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
UNITS                   Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
1                      5,886    $904,064,043      93.05%      7.659%     630      $153,596     82.41%    90.26%     49.49%    94.59%
2                        225      48,333,386       4.97       7.539      658       214,815     82.25     89.84      24.12     88.07
3                         57      15,319,860       1.58       7.569      667       268,769     81.20     91.01      24.33     91.64
4                         19       3,884,828       0.40       7.955      681       204,465     81.35     90.12      36.36     72.48
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
CITY                    Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
CHICAGO                  194    $ 41,910,023       4.31%      7.378%     647      $216,031     82.42%    90.21%     32.11%    90.72%
HOUSTON                   82       9,531,615       0.98       8.001      627       116,239     81.84     91.22      36.90     96.58
SAN ANTONIO               69       5,372,258       0.55       7.925      647        77,859     83.28     95.99      56.64     90.33
LAS VEGAS                 68      13,874,417       1.43       7.431      626       204,036     82.49     91.92      34.31     98.00
DETROIT                   67       5,162,247       0.53       8.857      605        77,048     83.59     90.36      69.42     85.22
Other                  5,707     895,751,557      92.19       7.657      632       156,957     82.36     90.18      48.66     94.28
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
                         of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
DTI                     Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0.00000                33    $  5,861,496       0.60%      8.298%     679      $177,621     81.48%    81.54%      0.00%    88.83%
5.00001 - 10.00000         8       1,399,284       0.14       7.867      627       174,910     81.27     91.22      22.70     80.61
10.00001 - 15.00000       32       3,869,072       0.40       7.742      626       120,908     78.26     83.71      31.07     78.33
15.00001 - 20.00000       82      10,063,074       1.04       7.683      641       122,720     80.56     84.47      56.82     81.40
20.00001 - 25.00000      186      20,083,015       2.07       7.755      626       107,973     80.62     87.79      62.09     94.85
25.00001 - 30.00000      361      45,003,508       4.63       7.870      629       124,663     82.70     88.59      57.38     90.45
30.00001 - 35.00000      630      84,814,299       8.73       7.691      634       134,626     82.07     89.32      53.96     92.28
35.00001 - 40.00000    1,007     149,923,289      15.43       7.626      635       148,881     82.20     90.54      48.55     95.09
40.00001 - 45.00000    1,609     255,906,109      26.34       7.661      636       159,047     82.55     91.15      39.60     94.87
45.00001 - 50.00000    1,884     330,833,202      34.05       7.599      630       175,601     82.54     90.85      46.74     94.99
50.00001 - 55.00000      335      59,842,427       6.16       7.689      623       178,634     83.08     88.96      68.84     93.42
55.00001 - 60.00000        7       1,358,157       0.14       7.115      607       194,022     70.27     70.38      68.53     71.00
60.00001 - 65.00000        3         944,109       0.10       7.948      620       314,703     77.83     78.01      71.32    100.00
65.00001 - 70.00000        2         256,573       0.03       7.242      610       128,286     87.21     97.60      48.07     51.93
70.00001 - 75.00000        2         116,193       0.01       7.491      618        58,097     63.81     64.00      100.00   100.00
85.00001 - 90.00000        2         535,810       0.06       6.043      672       267,905     87.69     87.69      100.00   100.00
100.00001 >=               4         792,501       0.08       7.262      578       198,125     69.82     69.82      74.26    100.00
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



                                                   Pct.
                                                    Of         Wt.        Wt                             Comb
                        Number                     Pool       Avg.       Avg.        Avg.                 LTV       Pct.      Pct.
Prepayment Penalty       of        Principal        By        Gross    Current    Principal    Comb     (incld.     Full     Owner
Term                    Loans       Balance      Balance     Coupon      FICO      Balance      LTV       SS)       Doc     Occupied
------------------------------------------------------------------------------------------------------------------------------------
<= 0                   1,914    $289,384,954      29.78%      7.943%     634      $151,194     83.35%    90.51%     45.44%    92.76%
1 - 12                   193      40,980,615       4.22       7.713      644       212,335     82.82     91.78      35.25     95.30
13 - 24                2,756     452,669,724      46.59       7.550      629       164,249     82.29     90.94      46.97     94.79
25 - 36                1,316     187,656,877      19.31       7.440      636       142,596     80.98     87.87      56.10     94.45
49 - 60                    8         909,946       0.09       8.058      625       113,743     83.64     88.69      41.37     78.48
------------------------------------------------------------------------------------------------------------------------------------
Total:                 6,187    $971,602,117     100.00%      7.653%     633      $157,039     82.37%    90.25%     47.78%    94.13%
------------------------------------------------------------------------------------------------------------------------------------



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                               Jan 17, 2006 20:04                   Page 3 of 4